Exhibit 10.5.1

March __, 2020

To the Board of Directors of Novus Capital Corporation

Dear Sirs:

The undersigned hereby offers to purchase an aggregate of _____ shares of common stock (“Shares”) of Novus Capital Corporation (“Company”) for an aggregate purchase price, and total consideration, of $______. As further consideration for the opportunity to purchase the Shares, the undersigned agrees to purchase (or cause an officiate to purchase) warrants “(Warrants”) to purchase _______ shares of common stock of the Company at a price of $1.00 per Warrant for a total consideration of $ . The undersigned acknowledges that the Warrants shall be exercisable at a price of $11.50 per share and shall contain such other terms as determined by the Company and as are consistent with other special purpose acquisition companies. The undersigned further agrees that if the undersigned does not purchase and pay for the Warrants in full upon request by the Company and prior to the effective date of the Company’s initial public offering and execute a warrant subscription agreement, letter agreement and stock escrow agreement in substantially the forms attached hereto, the Shares shall be cancelled and the purchase price for the Shares shall be refunded.

The undersigned represents and warrants that it has been advised that the Shares have not been registered under the United States Securities Act of 1933, as amended (“Securities Act”); that it is acquiring the Shares for its account for investment purposes only; that it has no present intention of selling or otherwise disposing of the Shares in violation of the securities laws of the United States; that it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act; and that it is familiar with the proposed business, management, financial condition and affairs of the Company.

Very truly yours,

By:
Name:
Title:

Accepted and Agreed:

NOVUS CAPITAL CORPORATION

By:
Name:
Title: